EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

November 15, 2005

We hereby consent to the inclusion in this Registration Statement on Form SB-2/A for E-Renter USA, Inc. of our report dated October 10, 2005, relating to financial statements for the period from inception (January 19, 2000) to June 30, 2005 and for the interim period through October  31, 2005.

/S/ Madsen & Associates, CPAs

Salt Lake City, Utah